EXHIBIT 10.22

WYNDCREST DD HOLDINGS, INC.

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (this “Agreement”) is made as of March 23, 2007 (the “Effective Date”) by and between Wyndcrest DD Holdings, Inc., a Delaware corporation (the “Company”), and ________________ (the “Holder”).

WHEREAS, the Company and the Holder are among the parties to the SPA (as defined infra); and

WHEREAS, clause 3.2(c) of the SPA provides for the Company and the Holder to enter into a restricted stock agreement pursuant to which the Company is to issue a specified number of shares of the Common Stock (as defined infra) to the Holder in the form of restricted stock; and

WHEREAS, The Foundry Visionmongers Ltd. (the “Foundry”), an affiliate of the Company, employs the Holder (the “Employment”).

NOW, THEREFORE, for good and valuable consideration (including, without limitation, the consideration for the Transaction (as defined in the SPA)), the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1. Definitions. For purposes of this Agreement, the following terms shall have the meanings respectively set forth below:

“Anniversary Date” means any anniversary of the Effective Date.

“Board” means the Board of Directors of the Company.

“Common Stock” means the Company’s Common Stock, $0.0001 par value per share.

“Restricted Shares” means the shares of Common Stock issued to the Holder pursuant to Section 2 of this Agreement, during the period that they are subject to the Restrictions. “Restricted Shares” shall also include any additional or different securities issued with respect to existing Restricted Shares as a result of any adjustment made pursuant to Section 8 hereof.

“Restrictions” means the restrictions set forth in Section 3 hereof which are imposed on the Restricted Shares prior to the vesting thereof in accordance with the terms of this Agreement.

“SPA” means that certain Share Purchase Agreement, of even date herewith, by and among the Holder and the other parties defined as Sellers therein, the Buyer (as defined therein) (the “Buyer”) and the Foundry.

“Vested Shares” means the shares of Common Stock issued to the Holder pursuant to Section 2 hereof which have become vested pursuant to Section 4 hereof and are, therefore, no longer subject to the Restrictions.

2. Issuance of Restricted Stock. Pursuant to action of the Board duly taken and in accordance with the terms of the SPA, the Company hereby agrees to issue to the Holder [ # ] shares of the Common Stock as Restricted Shares.

3. Restrictions. From the Effective Date until such time, if any, that the Holder obtains a vested right to the shares of Common Stock subject to this Agreement pursuant to Section 4 hereof, neither such shares of Common Stock (including any additional shares resulting from an adjustment of the original shares pursuant to Section 8 hereof), nor any right or privilege pertaining thereto, may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered in any way, and shall not be subject to execution, attachment or similar process. Any attempt to sell, transfer, assign, pledge, hypothecate or otherwise dispose of or encumber the Restricted Shares, or any right or privilege pertaining thereto, shall be null and void ab initio and of no force and effect. Upon the lapse of the Restrictions with respect to any shares of Common Stock, the Holder shall obtain a vested right to such shares of Common Stock.

4. Vesting. Except as otherwise provided in Section 7 and subject to the last sentence of this Section 4, on each Anniversary Date through and including the third Anniversary Date, the Restrictions shall lapse with respect to one-third of the original number of Restricted Shares set forth in Section 2 hereof, as adjusted to account for additional shares of Common Stock resulting from any adjustment pursuant to Section 8 hereof. For this purpose, fractional shares shall be rounded down to the nearest whole share of Common Stock (for which purpose one-half share shall be rounded down to the nearest whole share of Common Stock). Notwithstanding the foregoing, upon (i) the Foundry’s termination of the Employment in any of the circumstances set out in Exhibit B attached hereto, or (ii) the Holder’s resignation of the Employment, other than in response to the Holder’s constructive dismissal (in circumstances amounting to a repudiatory breach of the terms of such Employment on the part of the Foundry) from such Employment, any remaining Restricted Shares which have not theretofore become vested in accordance with the forepart of this Section 4 shall immediately and permanently be forfeited to the Company without the payment of any consideration by the Company.

5. Custody, Voting and Dividends. Restricted Shares shall be held in certificated form in the name of the Holder by the Company or its agent for the Holder’s account, with appropriate notation of the Restrictions made in the Company’s records and on the certificate(s) evidencing the Restricted Shares. The original, executed irrevocable stock power attached to this Agreement as Exhibit A shall be endorsed and delivered to the Secretary of the Company along with the original of this Agreement as executed and delivered to the Company by the Holder. To the extent the Restricted Shares have not been forfeited, the Holder shall be entitled to all voting and dividend rights and privileges associated therewith.

6. Lapse of Restrictions. If, and when, the Restrictions lapse, the Company shall promptly distribute the stock certificate(s) evidencing the Vested Shares to the Holder, which will not bear any restrictive legend other than such legends as may be appropriate under applicable foreign, federal or state securities laws. Additionally, the Company will deliver to the Holder, no later than thirty (30) days following the lapse of such Restrictions, the related irrevocable stock power delivered to the Company pursuant to Section 5 hereof.

7. SPA Offset Rights. Notwithstanding any other provision of this Agreement, in the event that any of the Restricted Shares are subjected to the Buyer’s right of offset against indemnification liabilities of the Holder as provided in clause 7.15 of the SPA, such Restricted Shares shall eo instante be permanently forfeited to the Company.

8. Adjustments. Notwithstanding anything to the contrary herein, in the event that the Board shall determine in good faith that any recapitalization, stock dividend, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Restricted Shares such that an adjustment is equitable in order to prevent inequitable dilution or enlargement of the rights of the Holder under this Agreement, then the Board shall, in such manner as it may deem equitable, make any adjustments to the grant of Restricted Shares provided for in this Agreement that it deems appropriate.

9. Tax Considerations. The Holder acknowledges and understands that the tax consequences to the Holder as a result of the transaction contemplated by this Agreement depend on the Holder’s individual circumstances and the characterization of such transaction. Further, the Holder will be responsible for any personal tax liability, whether foreign, federal, state or local, as a result of this transaction and the Holder’s ownership of the Restricted Shares and/or the Vested Shares. The Holder has consulted with the Holder’s own financial and tax advisor(s) with respect to this transaction and has not relied on any advice from the Company or any of its officers, directors, agents or representatives with respect to the tax consequences thereof. Upon the lapse of the Restrictions (or such earlier time, if any, that the value of the shares issued to the Holder pursuant to this Agreement are included in taxable income of the Holder), if the Company (or any subsidiary or affiliate of the Company) is required to withhold taxes with respect thereto under any applicable foreign, federal, state or local law, rule or regulation, the Company shall have the right to require the Holder to pay to it (or such subsidiary or affiliate) immediately the amount of such taxes, and may withhold the delivery of the stock certificate(s) evidencing the Vested Shares and the related stock power delivered to the Company in accordance with Section 5 hereof until such amount is paid.

10. Investment Representations. In connection with the issuance to the Holder of Restricted Shares pursuant to the terms hereof, the Holder represents to the Company the following:

10.1 Investment. The Holder is acquiring the Restricted Shares for investment for the Holder’s own account and not with the view to, or for resale in connection with, any distribution, assignment or resale within the meaning of the U.S. Securities Act of 1933 (the “Securities Act”), the California Corporate Securities Law of 1968, as amended (the “California Securities Law”) and any other applicable securities law, foreign or domestic, and no other person has a direct or indirect beneficial interest, in whole or in part, in such Restricted Shares. The Holder understands that the Restricted Shares have not been and will not be registered under the Securities Act or qualified under the California Securities Law or under the securities laws of any other jurisdiction in reliance upon specific exemptions from the securities registration and qualification requirements thereof which depend upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein and in any other representations, warranties or information provided by the Holder to the Buyer in connection with the SPA and/or to the Company in this Agreement.

10.2 Restrictions on Transfer. The Holder acknowledges that the Restricted Shares and the Vested Shares must be held indefinitely unless subsequently registered and qualified under the Securities Act and other applicable law or unless an exemption from the applicable securities registration and qualification requirements is otherwise available. The Holder further understands that the Company is under no obligation to register or qualify the Restricted Shares or the Vested Shares.

10.3 Relationship to Company; Experience. The Holder either has a preexisting business or personal relationship with the Company or any of its officers, directors or controlling persons or, by reason of the Holder’s business or financial experience, has the capacity to protect the Holder’s own interests in connection with the Holder’s acquisition of the Restricted Shares. The Holder has such knowledge and experience in financial, tax and general business matters as is sufficient to enable the Holder to utilize the information made available to the Holder in connection with the acquisition of the Restricted Shares to evaluate the merits and risks of an investment therein and to make an informed investment decision with respect thereto.

10.4 Access to Data. The Holder is aware of the Company’s business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Restricted Shares. The Holder acknowledges that during the course of the Transaction (as defined in the SPA) and before deciding to acquire the Restricted Shares, the Holder has been provided with financial and other written information about the Company. The Holder has been given the opportunity by the Company to obtain any information and ask questions concerning the Company, the Restricted Shares, and the Holder’s investment therein that the Holder deems necessary; and to the extent the Holder availed himself of that opportunity, the Holder has received satisfactory information and answers.

10.5 Risks. The Holder acknowledges and understands that (i) an investment in the Restricted Shares is highly speculative, and (ii) there can be no assurance as to what return, if any, there may be thereon. The Holder is aware that the Company may issue additional securities in the future which would result in the dilution of the Holder’s ownership interest in the Company.

10.6 Valid Agreement. This Agreement when executed and delivered by the Holder shall constitute a valid and legally binding obligation of the Holder which shall be enforceable against the Holder in accordance with its terms.

10.7 Residence. The Holder is a permanent resident of the United Kingdom.

11. Miscellaneous.

11.1 Amendment. This Agreement may only be amended by written agreement between the Company and the Holder.

11.2 Notices. Notices required or permitted under this Agreement shall be given pursuant to the applicable provisions of clause 16 of the SPA, which provisions are hereby incorporated herein by this reference, provided that the notice address for the Holder for purposes of this Agreement shall be as set forth on the signature page of this Agreement.

11.3 Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns. The rights and obligations of the Holder under this Agreement may only be assigned with the prior written consent of the Company.

11.4 Further Actions. Each party agrees to execute any additional documents and take such further actions as the other party may deem reasonably necessary to carry out the purposes of this Agreement.

11.5 Shareholder Rights. Subject to the provisions of this Agreement, the Holder shall during the term of this Agreement exercise all rights and privileges of a shareholder of the Company with respect to the Restricted Shares, until such time, if any, as they are forfeited to the Company.

11.6 Injunctive Relief. The Holder agrees that the Company and/or other shareholders of the Company shall be entitled to a decree of specific performance of the terms hereof or an injunction restraining violations of this Agreement, without the necessity of posting a bond, such right to be in addition to any of the other remedies of the Company hereunder. No remedy provided herein is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

11.7 Governing Law; Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of California. The parties irrevocably agree that the state and Federal courts of Los Angeles County, California shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Agreement. Each of the parties agrees to waive to the fullest extent permitted by applicable law any objection that it now has or may hereafter have to the venue of any litigation, proceeding or action arising out of, or in connection with, this Agreement being laid in any such court, or that any such litigation, proceeding or action was brought in an inconvenient forum.

11.8 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way and shall be construed in accordance with the purposes, tenor and effect of this Agreement.

11.9 No Right to Continued Employment. Nothing contained herein shall confer upon the Holder any right to continue in the employ of the Foundry, or any of its affiliates or subsidiaries, and the Foundry and such other persons shall have all otherwise available rights to discharge the Holder from employment for any reason whatsoever, with or without cause.

11.10 Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior and contemporaneous written or oral communications or agreements between the Company and the Holder regarding the subject matter hereof, and no amendment or addition hereto shall be deemed effective unless agreed to in writing by the parties.

11.11 Waivers. No waiver of any provision of this Agreement or any rights or obligations of either party hereunder shall be effective, except pursuant to a written instrument signed by the party or parties waiving compliance, and any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing.

11.12 Counterparts. This Agreement may be executed in one or more counterparts each of which shall be an original and all of which together shall constitute one and the same instrument.

11.13 Attorneys’ Fees. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which such party may be entitled.

[Signature page follows.]

IN WITNESS WHEREOF, the Company and the Holder have executed this Restricted Stock Agreement as of the day and year first written above.

“COMPANY”

WYNDCREST DD HOLDINGS, INC.

By:_______________________________
Its:_______________________________

“HOLDER”

______________________________

Address:____________________________
_________________________
_________________________

EXHIBIT A

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, and pursuant to that certain Restricted Stock Agreement dated as of March 23, 2007 (the “Agreement”), the undersigned does hereby sell, assign, transfer and convey to Wyndcrest DD Holdings, Inc. (the “Company”) ________________ shares of the Company’s Common Stock, $0.0001 par value per share, represented by Certificate(s) No.______________, and hereby irrevocably constitutes and appoints _____________________ to transfer said stock on the books of the Company, with full power of substitution in the premises.

______________________________________________________	__________________
First Name Middle Name Last Name	Date

Instructions: Please do not fill in any blanks other than the signature line. The purpose of this irrevocable stock power is to enable the Company to exercise full ownership and control over the restricted stock subject to the Agreement in the event of forfeiture.

EXHIBIT B

The Holder:

1.	commits any serious breach of the terms of the Employment or is guilty of any gross misconduct or any wilful neglect in the discharge of the Holder’s duties under the terms of such Employment;

2.	repeats or continues (after written warning) any material breach of the terms of the Employment;

3.	is guilty of any fraud, dishonesty or any conduct that the Foundry reasonably believes could bring the Holder, the Foundry or the Company into disrepute (whether or not constituting gross misconduct);

4.	consistently and/or persistently fails to carry out the Holder’s duties and obligations under the terms of the Employment;

5.
is convicted of any criminal offence (other than minor offences under road traffic or other legislation for which a fine or non-custodial penalty is imposed) which the Foundry reasonably believes could impair the Holder’s ability to perform the Holder’s obligations under the terms of the Employment in any material respect;

6.
(if the Holder is a director) is disqualified from holding office in the Foundry or in any other company by reason of any order made under the Company Directors Disqualification Act 1986 or any other United Kingdom enactment;

7.	is convicted of an offence under the Criminal Justice Act 1993 Pt V32 or under any other present or future United Kingdom statutory enactment or regulations relating to insider dealings; or

8.	(if the Holder is a director) resigns as or becomes prohibited by law from being a director of the Foundry, otherwise than at the Foundry’s request or with the Foundry’s agreement.